AMENDMENT NO. 4 TO
FIRST AMENDED AND RESTATED AGREEMENT
OF
LIMITED PARTNERSHIP
OF
CINER RESOURCES LP

February 10, 2022

This Amendment No. 4 (this "**Amendment**") to the First Amended and Restated Agreement of Limited Partnership of Ciner Resources LP (the "**Partnership**"), dated as of September 18, 2013, as amended by Amendment No. 1 thereto, dated as of May 2, 2014, as further amended by Amendment No. 2 thereto, dated as of November 5, 2015, as further amended by Amendment No. 3 thereto, dated as of April 28, 2017 (collectively, the "**Partnership Agreement**") is hereby adopted effective as of the date hereof by Sisecam Resource Partners LLC, a Delaware limited liability company (the "**General Partner**"), as general partner of the Partnership. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Partnership Agreement. Each reference to "hereof", "herein", "hereunder", "hereby" and "this Agreement" in the Partnership Agreement shall, from and after the effective date of this Amendment, refer to the Partnership Agreement as amended by this Amendment.

WHEREAS, Section 2.2 of the Partnership Agreement provides that the General Partner may change the name of the Partnership at any time and from time to time;

WHEREAS, Section 13.2(a) of the Partnership Agreement provides that the General Partner, without the approval of any Partner, may amend any provision of the Partnership Agreement to reflect a change in the name of the Partnership; and

WHEREAS, acting pursuant to the power and authority granted to it under Sections 2.2 and 13.2(a) of the Partnership Agreement, the General Partner has determined to change the name of the Partnership and amend the Partnership Agreement to reflect such change of name.

NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1. Amendments.

(a). The definition of "General Partner" in Section 1.1 of the Partnership Agreement is hereby deleted in its entirety and the following definition shall be substituted in its place:

> "***General Partner***" means Sisecam Resource Partners LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

(b). All other references to "Ciner Resource Partners LLC" and/or "General Partner" in the Partnership Agreement shall be deemed to refer to "Sisecam Resource Partners LLC."

(c). The definition of "Partnership" in Section 1.1 of the Partnership Agreement is hereby deleted in its entirety and the following definition shall be substituted in its place:

"***Partnership***" means Sisecam Resources LP, a Delaware limited partnership.

(d). The first sentence of Section 2.2 of the Partnership Agreement is hereby amended to read:

The name of the Partnership shall be "Sisecam Resources LP."

(e). All other references to "Ciner Resources LP" and/or the "Company" in the Partnership Agreement shall be deemed to refer to "Sisecam Resources LP."

(f). The definition of "Operating Company" in Section 1.1 of the Partnership Agreement is hereby deleted in its entirety and the following definition shall be substituted in its place:

"***Operating Company***" means Sisecam Wyoming LLC, a Delaware limited liability company, and any successors thereto.

(g). All references to "Ciner Wyoming Holding Co." and/or "Ciner Holdings" in the Partnership Agreement shall be deemed to refer to "Sisecam Chemicals Wyoming LLC."

(h). All references to "Ciner Resources Corporation" in the Partnership Agreement shall be deemed to refer to "Sisecam Chemicals Resources LLC."

Section 2. No Other Amendments.

Except as expressly modified and amended herein, the Partnership Agreement shall remain unchanged and in full force and effect.

Section 3. Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

PARTNERSHIP:

CINER RESOURCES LP

By: Ciner Resource Partners LLC,
its general partner

By: ________________________
Name: Oguz Erkan
Title: President, Chief Executive Officer and Director